                                                                      EXHIBIT 12

                         COMPUTATION OF RATIO OF INCOME
                  FROM CONTINUING OPERATIONS TO FIXED CHARGES
                                   (UNAUDITED)

(Dollars in millions)


                                                         For Six Months Ended
                                                    ----------------------------

                                                    June 30, 2003  June 30, 2002
                                                    -------------  -------------

Income from continuing operations
  before income taxes (1)                            $      4,442   $      2,408
Add: Fixed charges, excluding
   capitalized interest                                       571            629
                                                     ------------   ------------

Income as adjusted before income taxes               $      5,013   $      3,037
                                                     ============   ============
Fixed charges:
  Interest expense                                   $        343   $        399
  Capitalized interest                                          9             19
  Portion of rental expense representative of
   interest                                                   228            230
                                                     ------------   ------------

Total fixed charges                                  $        580   $        648
                                                     ============   ============

Ratio of income from continuing                              8.64           4.69
  operations to fixed charges

(1) Income from continuing operations before income taxes excludes (a) amortization of capitalized interest and (b) the company's share in the income and losses of less-than-fifty percent-owned affiliates.


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                      (THIS PAGE INTENTIONALLY LEFT BLANK)

        SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS (UNAUDITED)

                                                                          Hardware Segments
                                                          ------------------------------------------------
                                                                              Personal
                                            Global           Systems          Systems       Technology
(Dollars in millions)                      Services           Group            Group          Group
----------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED JUNE 30, 2003:

External revenue                         $      10,635    $       3,221    $       2,723     $         659
Internal revenue                         $         695              182               44               237
                                         -------------    -------------    -------------     -------------
Total revenue                            $      11,330    $       3,403    $       2,767     $         896
                                         =============    =============    =============     =============
Pre-tax income (loss)                    $       1,168    $         396    $          (8)    $        (111)
                                         =============    =============    =============     =============
Revenue year-to-year change                       20.5%            10.0%            (2.3)%           (25.5)%
Pre-tax income year-to-year change                65.4%           117.6%            77.1%             88.2%
Pre-tax income margin                             10.3%            11.6%            (0.3)%           (12.4)%

THREE MONTHS ENDED JUNE 30, 2002:

External revenue                         $       8,661    $       2,934    $       2,800     $       1,003
Internal revenue                                   741              160               33               199
                                         -------------    -------------    -------------     -------------
 Total revenue                           $       9,402    $       3,094    $       2,833     $       1,202
                                         =============    =============    =============     =============
 Pre-tax income (loss)                   $         706    $         182    $         (35)    $        (943)
                                         =============    =============    =============     =============

Pre-tax income margin                              7.5%             5.9%            (1.2)%           (78.5)%



RECONCILIATIONS TO IBM AS REPORTED:

                                     Three Months Ended   Three Months Ended
(Dollars in millions)                   June 30, 2003        June 30, 2002
                                        -------------        -------------
Revenue:
Total reportable segments             $          23,473    $          21,347
Eliminations/other                               (1,842)              (1,696)
                                      -----------------    -----------------
  Total IBM Consolidated              $          21,631    $          19,651
                                      =================    =================

Pretax income:
Total reportable segments             $           2,504    $             979
Eliminations/other                                  (38)                (384)
                                      -----------------    -----------------
  Total IBM Consolidated              $           2,466    $             595
                                      =================    =================

                                                          Global              Enterprise            Total
(Dollars in millions)                      Software    Financing             Investments          Segments
-----------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED JUNE 30, 2003:

External revenue                        $       3,471     $         681     $         227     $      21,617
Internal revenue                                  390               307                 1             1,856
                                        -------------     -------------     -------------     -------------
Total revenue                           $       3,861     $         988     $         228     $      23,473
                                        =============     =============     =============     =============
Pre-tax income (loss)                   $         850     $         296     $         (87)    $       2,504
                                        =============     =============     =============     =============
Revenue year-to-year change                       7.8%             (2.3)%             1.8%             10.0%
Pre-tax income year-to-year change               (6.9)%            24.9%             (7.4)%           155.8%
Pre-tax income margin                            22.0%             30.0%            (38.2)%            10.7%

THREE MONTHS ENDED JUNE 30, 2002:

External revenue                        $       3,266     $         818     $         223     $      19,705
Internal revenue                                  315               193                 1             1,642
                                        -------------     -------------     -------------     -------------
 Total revenue                          $       3,581     $       1,011     $         224     $      21,347
                                        =============     =============     =============     =============
 Pre-tax income (loss)                  $         913     $         237     $         (81)    $         979
                                        =============     =============     =============     =============

Pre-tax income margin                             25.5%             23.4%            (36.2)%             4.6%

               SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS (UNAUDITED)

                                                                        Hardware Segments
                                                         -----------------------------------------------
                                                                            Personal
                                             Global         Systems          Systems        Technology
(Dollars in millions)                       Services         Group            Group            Group
--------------------------------------------------------------------------------------------------------
SIX MONTHS ENDED JUNE 30, 2003:

External revenue                          $     20,804   $       5,867   $       5,113    $        1,401
Internal revenue                                 1,394             362              80               411
                                          ------------   -------------   -------------    --------------
Total revenue                             $     22,198   $       6,229   $       5,193    $        1,812
                                          ============   =============   =============    ==============
Pre-tax income (loss)                     $      2,151   $         591   $         (77)   $         (122)
                                          ============   =============   =============    ==============

Revenue year-to-year change                       21.5%            8.4%           (3.1)%           (23.5)%
Pre-tax income year-to-year change                20.9%           64.6%         (356.7)%            88.7%
Pre-tax income margin                              9.7%            9.5%           (1.5)%            (6.7)%


SIX MONTHS ENDED JUNE 30, 2002:

External revenue                          $     16,890   $       5,418   $       5,311    $        1,933
Internal revenue                                 1,381             326              46               435
                                          ------------   -------------   -------------    --------------
Total revenue                             $     18,271   $       5,744   $       5,357    $        2,368
                                          ============   =============   =============    ==============
Pre-tax income (loss)                     $      1,779   $         359   $          30    $       (1,082)
                                          ============   =============   =============    ==============

Pre-tax income margin                              9.7%            6.3%            0.6%            (45.7)%


RECONCILIATIONS TO IBM AS REPORTED:

                                       Six Months Ended   Six Months Ended
(Dollars in millions)                    June 30, 2003     June 30, 2002
                                       ----------------   ----------------
Revenue:
Total reportable segments                 $     45,263     $      40,866
Eliminations/other                              (3,567)           (3,185)
                                          ------------     -------------
   Total IBM Consolidated                 $     41,696     $      37,681
                                          ============     =============

Pretax income:
Total reportable segments                 $      4,447     $       2,884
Eliminations/other                                   -              (476)
                                          ------------     -------------
Total IBM Consolidated                    $      4,447     $       2,408
                                          ============     =============

                                                                Global      Enterprise              Total
(Dollars in millions)                     Software           Financing     Investments           Segments
---------------------------------------------------------------------------------------------------------
SIX MONTHS ENDED JUNE 30, 2003:

External revenue                        $       6,600    $       1,382    $         468     $      41,635
Internal revenue                                  777              602                2             3,628
                                        -------------    -------------    -------------     -------------
Total revenue                           $       7,377    $       1,984    $         470     $      45,263
                                        =============    =============    =============     =============
Pre-tax income (loss)                   $       1,489    $         569    $        (154)    $       4,447
                                        =============    =============    =============     =============

Revenue year-to-year change                      10.0%             1.0%             3.1%             10.8%
Pre-tax income year-to-year change                1.1%            24.0%           (14.9)%            54.2%
Pre-tax income margin                            20.2%            28.7%           (32.8)%             9.8%


SIX MONTHS ENDED JUNE 30, 2002:

External revenue                        $       6,163    $       1,586    $         454     $      37,755
Internal revenue                                  542              379                2             3,111
                                        -------------    -------------    -------------     -------------
Total revenue                           $       6,705    $       1,965    $         456     $      40,866
                                        =============    =============    =============     =============
Pre-tax income (loss)                   $       1,473    $         459    $        (134)    $       2,884
                                        =============    =============    =============     =============

Pre-tax income margin                            22.0%            23.4%           (29.4)%             7.1%